Exhibit (c)(8)

CONFIDENTIAL – DRAFT MARCH 21 , 2005

PRESENTATION TO THE BOARD OF DIRECTORS – PRELIMINARY VALUATION ANALYSIS

Project Solar

PROJECT SOLAR

The information herein has been prepared by Lazard based upon information supplied by Solar (the “Company”), or publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by management of the Company with respect to the anticipated future performance of the Company and its businesses. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any of its businesses, or concerning the solvency or fair value of the Company or any of its businesses. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. We assume no responsibility for updating or revising our analyses contained herein based on the circumstances or events occurring after the date of these materials. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Lazard is not responsible for and is not providing to the Company any tax, accounting, actuarial, legal or other specialist advice.

Our engagement and the following presentation are solely for the use and benefit of the Company’s Board of Directors. Our presentation does not address the merits of the underlying decision by the Company to engage in any transaction it may be considering and the relative merits of any such transaction as compared to other business strategies that might be available. In that regard, we were not authorized to, and did not, solicit third party indications of interest in acquiring all or a part of, or engaging in a business combination or any other strategic transaction with, the Company, nor have we been involved in the negotiation of any transaction. This presentation is not intended to and does not constitute a recommendation to any holder of shares of the Company as to whether such holder should take any action with respect to such shares. Furthermore, this presentation is not intended to confer rights and remedies upon any shareholders of the Company or any other person.

Lazard is acting as investment banker to the Company, and we will receive a fee for our services, a portion of which is contingent on the Company completing a sale transaction. Lazard has provided and may provide investment banking services to one or more of the investors in the investor group currently contemplating a transaction with the Company or to one or more of their respective portfolio companies for which we have received and may receive customary fees. In addition, in the ordinary course of our business, Lazard may actively trade shares of the Company’s common stock and other securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities

PROJECT SOLAR

Table of Contents

I EXECUTIVE SUMMARY 1

II ADDITIONAL VALUATION MATERIALS

A Comparable Companies Analysis

20

B Discounted Cash Flow Analysis

24

C Precedent Transactions Analysis 29

APPENDIX 35

PROJECT SOLAR

I Executive Summary

PROJECT SOLAR I EXECUTIVE SUMMARY

Introduction

The analysis contained herein is preliminary and represents an initial indication of valuation for Solar. The range of values for Solar are based on the following information and analyses:

Pro forma 2004(a) financial results and management’s five-year financial forecast for calendar years 2005E-2009E

A discussion and review session with key members of the management team on Solar’s operations, financial performance, prospects and challenges

Analysis of the industries Solar participates in and trends in the environment in which Solar operates

Analysis of financial information on key competitors and/or similar publicly traded companies to determine appropriate valuation

Analysis of precedent transactions in the industry

Given the distinct nature and growth characteristics of the Investment Support Services and Higher Education/Public Sector Systems (“ISS/HE/PS”) and the Availability Services (“AS”) business, each has been valued separately

(a) Pro forma to include acquisitions.

1 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Overview of Current Trading Statistics

($ in millions except per share figures)

CURRENT MARKET CAPITALIZATION

Stock Price as of 03/18/05 $24.95

% of 52-Week High 87.1%

% of 52-Week Low 110.7%

Average One-Week Price $25.08

Average Four-Week Price $25.62

Diluted Shares Outstanding (a) 295

Equity Value $7,362

Plus: Debt (b) $517

Less: Cash (c) (244)

Enterprise Value $7,635

VALUATION MULTIPLES

Enterprise value to: Amount Multiple

2004PF Revenue $3,691 2.07x

2005E Revenue 3,937 1.94

2006E Revenue 4,225 1.81

2004PF EBITDA $1,088 7.0x

2005E EBITDA 1,145 6.7

2006E EBITDA 1,268 6.0

2004PF EBIT $704 10.8x

2005E EBIT 778 9.8

2006E EBIT 880 8.7

Price to:

2005E EPS (a) $1.53 16.3x

2006E EPS (a) 1.75

14.2

Source: Management forecast and Company filings.

(a) Shares in millions. Diluted shares are calculated using the treasury stock method.

(b) Includes 3.750% Senior Notes due 2009 of $250 million, 4.875% Senior Notes due 2014 of $250 million and other obligations of $17 million.

(c) Adjusted for pending acquisitions of approximately $430 million.

2 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Solar Stock Price Trading History

LTM SHARE PRICE

LTM TRADING VOLUME BY PRICE AND DATE

$36

32

28

24

20

18 Mar 04 17 May 04 17 Jul 04 16 Sep 04 16 Nov 04 16 Jan 05 18 Mar 05

21 Apr 04

Solar annouces Q1 results - EPS growth 12% and revenue growth 25%

27 Apr 04

Completes Collegis acquisition announced on Mar. 1

17 May 04

Announces purchase of SBPA Systems

25 May 04

Announces sale of Brut ECN to NASDAQ

21 July 04

Annouces Q2 results

07 Sep 04

Completes Brut ECN sale to NASDAQ

10 Sep 04

Expands ASP service with acquisition of Kiodex

04 Oct 04

Announces the spin-off of Availability Services Business

04 Jan 05

Closes Inflow acquisition announced on Nov. 16

15 Feb 05

Announces FY04 results

Avg.

1 Week $25.08

4 Weeks $25.62

8 Weeks $26.04

YTD $26.33

LTM $25.88

$24.95

15 Feb 05

Announces Vivista acquisition

Volume (000s)

High Price (4/14/04) $28.64

Low Price (8/09/04) $22.54

Avg. Daily Vol. Shares (000s) 1,431

500,000

400,000

300,000

200,000

100,000

0

16.2%

<$24.00

42.2%

<$26.00

96.3%

<$28.00

100.0%

<$29.00

Source: FactSet.

Note: Price and volume data are based on closing prices and volumes.

3 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

3-Year Indexed Stock Price Performance

Solar has slightly underperformed comparable indices, all of which have underperformed the S&P 500

110%

100

90

80

70

60

50

40

S&P 500

2.1%

AS Index

(18.2%)(a)

ISS/HE/

PS Index

(22.6%)(b)

Solar

(27.2%)

18 Mar 02 16 Sep 02 18 Mar 03 17 Sep 03 17 Mar 04 16 Sep 04 18 Mar 05

Source: FactSet.

(a) AS Comparable Companies Index includes Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems. (b) ISS/HE/PS Comparable Companies Index includes Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments.

4 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Solar Forward P/E Multiples and PEG Ratios – 3 Year Summary

P/E PEG

35.0x

30.0

25.0

20.0

15.0

10.0

Avg. P/E Min. P/E Max. P/E

One Year 18.3x 16.0x 20.3x

Two Year 19.6 16.0 25.2

Three Year 20.2 13.3 32.3

18 Mar 02 5 Jul 02 23 Oct 02 9 Feb 03 30 May 03 17 Sep 03 4 Jan 04 23 Apr 04 10 Aug 04 28 Nov 04 18 Mar 05

PEG

2.00x

1.60

1.20

1.19x(a)

0.80

16.1x(a)

0.40

0.00

IBES

EPS 19.1% 19.7% 19.7% 18.5% 18.2% 18.0% 17.2% 16.4% 15.2% 14.7% 13.5%

LTG

Source: FactSet.

Note: PEG ratio defined as forward (i.e., next fiscal year’s EPS estimate) P/E divided by IBES EPS long-term growth rate.

(a) P/E represents 03/18/05 closing price divided by IBES forward EPS estimate. Based on Management forecast, the 2005E P/E multiple and PEG ratio would be 16.3x and 1.39x, respectively.

5 Confidential-Draft

PEG

PE

PROJECT SOLAR I EXECUTIVE SUMMARY

Summary Management Forecast – Solar Consolidated

($ in millions, except per share figures)

Consolidated Income Statement

CAGR

2004PF 2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $3,690.6 $3,936.7 $4,225.0 $4,515.3 $4,771.7 $5,040.8 6.4%

% Growth 30.5% 6.7% 7.3% 6.9% 5.7% 5.6%

Gross Profit — $1,190.8 $1,324.6 $1,442.2 $1,525.3 $1,612.6

% Margin — 30.2% 31.4% 31.9% 32.0% 32.0%

EBITDA $1,088.4 $1,144.6 $1,267.9 $1,381.7 $1,461.3 $1,545.1 7.8%

% Margin 29.5% 29.1% 30.0% 30.6% 30.6% 30.7%

EBIT $704.1 $777.6 $880.3 $994.2 $1,076.7 $1,169.0 10.7%

% Margin 19.1% 19.8% 20.8% 22.0% 22.6% 23.2%

Net Income (a) — $451.9 $517.7 $591.6 $644.1 $703.0 11.7%

EPS (b) — $1.53 $1.75 $2.01 $2.18 $2.38 11.7%

% Growth — — 14.6% 14.3% 8.9% 9.2%

Memo Items

Capital Expenditures — $314.5 $295.7 $269.1 $282.5 $296.3

Change in Working Capital — 14.5 21.4 20.6 17.1 26.0

Source: Management forecast.

Note: 2004 financials are pro forma for acquisitions.

(a) Fully taxed at a 40% tax rate based on Management guidance. Excludes $9 million of merger costs in 2005. (b) Based on 295 million fully diluted shares outstanding.

6 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Summary Management Forecast – ISS/HE/PS

($ in millions, except per share figures)

ISS/HE/PS Income Statement

CAGR

2004PF 2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $2,432.5 $2,612.4 $2,838.3 $3,061.2 $3,256.0 $3,463.0 7.3%

% Growth 46.7% 7.4% 8.6% 7.9% 6.4% 6.4%

Gross Profit — $624.1 $730.5 $825.7 $888.7 $950.3

% Margin — 23.9% 25.7% 27.0% 27.3% 27.4%

EBITDA $558.1 $593.4 $692.5 $784.7 $845.0 $903.9 11.1%

% Margin 22.9% 22.7% 24.4% 25.6% 26.0% 26.1%

EBIT $344.5 $407.4 $496.0 $594.6 $667.4 $738.4 16.0%

% Margin 14.2% 15.6% 17.5% 19.4% 20.5% 21.3%

Net Income (a) — $240.8 $296.1 $359.2 $406.8 $453.4 17.1%

EPS (b) — $0.82 $1.00 $1.22 $1.38 $1.54 17.1%

% Growth — — 23.0% 21.3% 13.3% 11.5%

Memo Items

Capital Expenditures — $117.1 $87.7 $94.6 $100.6 $107.0

Change in Working Capital — 17.0 18.4 15.8 16.8 17.9

Source: Management forecast.

Note: Assumes 50% of the debt is allocated to ISS/HE/PS. Cash is allocated based on Management forecast. 2004 financials are pro forma for acquisitions. (a) Fully taxed at a 39% tax rate based on Management guidance. (b) Based on 295 million fully diluted shares outstanding.

7 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Summary Management Forecast – AS

($ in millions, except per share figures)

AS Income Statement

CAGR

2004PF 2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $1,258.1 $1,324.3 $1,386.7 $1,454.1 $1,515.7 $1,577.8 4.5%

% Growth — 5.3% 4.7% 4.9% 4.2% 4.1%

Gross Profit — $566.7 $594.1 $616.5 $636.6 $662.4

% Margin — 42.8% 42.8% 42.4% 42.0% 42.0%

EBITDA $530.3 $551.2 $575.4 $597.0 $616.3 $641.3 3.9%

% Margin 42.2% 41.6% 41.5% 41.1% 40.7% 40.6%

EBIT $359.6 $370.2 $384.3 $399.6 $409.3 $430.7 3.9%

% Margin 28.6% 28.0% 27.7% 27.5% 27.0% 27.3%

Net Income (a) — $211.1 $221.6 $232.5 $237.3 $249.6 4.3%

EPS (b) — $0.72 $0.75 $0.79 $0.80 $0.85 4.3%

% Growth — — 5.0% 4.9% 2.1% 5.2%

Memo Items

Capital Expenditures — $197.4 $208.0 $174.5 $181.9 $189.3

Change in Working Capital — (2.5) 3.0 4.8 0.3 8.1

Source: Management forecast.

Note: Assumes 50% of the debt is allocated to ISS/HE/PS. Cash is allocated based on Management forecast. 2004 financials are pro forma for acquisitions. (a) Fully taxed at a 41% tax rate based on Management guidance. (b) Based on 295 million fully diluted shares outstanding.

8 Confidential-Draft

PROJECT SOLAR | I EXECUTIVE SUMMARY

Summary of Selected Analysts' Price Targets and EPS Estimates

($ in millions, except per share data)

FIRM	DATE	ANALYST NAME	RATING	PRICE TARGET	EARNINGS PER SHARE 2005E	EARNINGS PER SHARE 2006E
Merrill Lynch	03/18/05	Gregory Smith	Buy	$34.00	$1.55	$1.73
Baird	03/02/05	Carla Cooper	Outperform	34.00	1.54	1.75
William Blair & Company	03/01/05	Franco Turrinelli	Outperform	NA	1.55	1.74
SG Cowen & Co	02/25/05	Moshe Katri	NA	NA	1.57	NA
Lehman Brothers	02/24/05	Roger Freeman	Equal Weight	29.00	1.56	1.73
Baird	02/17/05	Carla Cooper	Outperform	34.00	1.54	1.75
Barrington	02/16/05	Michael Hutchinson	Outperform	37.00	1.54	1.69
Janney Montgomery Scott	02/16/05	Thomas McCrohan	Buy	30.00	1.58	1.75
JP Morgan	02/16/05	Philip Mickelson	Neutral	NA	1.57	NA
Morgan Stanley	02/16/05	David Togut	Underweight	NA	1.53	1.64
Needham	02/16/05	Andrew Jeffrey	Strong Buy	33.00	1.55	NA
Prudential Equity Group	02/16/05	Bryan Keane	Neutral Weight	26.00	1.55	NA
Stifel, Nicolaus	02/16/05	Peter Heckmann	Outperform	32.00	1.58	NA
ThinkEquity Partners	02/16/05	Glenn Greene	Buy	32.00	1.55	1.72
Deutsche Bank	02/15/05	Brandt Sakakeeny	Hold	25.00	1.52	1.68
Wachovia	02/15/05	David Trossman	Outperform	33.00(a)	1.55	1.73
			MEDIAN	**$32.50**	**$1.55**	**$1.73**
			MEAN	**31.58**	**1.55**	**1.72**
			IBES (AVG.)	**$31.00**	**$1.55**	**$1.71**
			COMPANY GUIDANCE(b)	**NA**	**$1.51 - $1.57**	**NA**
			MANAGEMENT FORECAST	**NA**	**$1.53**	**$1.75**

Source: Bloomberg, Wall Street research and Management forecast.
(a) Represents the average of the target price range of $31.00 to $35.00
(b) Reflects Company guidance given in the February 15, 2005 press release and fiscal year 2004 earnings announcement

9 | LAZARD

Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Summary Estimates for ISS/HE/PS and AS

($ in millions)

ISS/HE/PS

Revenues Median Analyst Estimate Management Estimate

2005E $2,442 $2,612

2006E 2,582 2,838

EBIT

2005E $404 $407

2006E 460 496

AS

Revenues Median Analyst Estimate Management Estimate

2005E $1,255 $1,324

2006E 1,328 1,387

EBIT

2005E $370 $370

2006E 401 384

CONSOLIDATED COMPANY

Revenues Median Analyst Estimate Management Estimate

2005E $3,697 $3,937

2006E 3,910 4,225

EBIT

2005E $774 $778

2006E 861 880

Source: Wall Street research reports and Management forecast. 2005E Revenues and EBIT reflect the median of nine and eight research estimates, respectively. 2006E Revenues and EBIT reflect the median of seven and six research estimates, respectively.

Note: For Analyst estimates, corporate expenses were allocated to EBIT according to each division’s revenue contribution to total consolidated revenue.

10 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Valuation Methodology

The valuation analysis relies on the following methodologies:

COMPARABLE

PUBLIC COMPANY ANALYSIS

The analysis gives weight to several factors, including but not limited to lines of business, relative business risks, growth prospects, size, scale and market positioning in determining the relevant premiums/discounts for Solar businesses versus comparable trading multiples

For the ISS/HE/PS businesses, publicly traded financial outsourcing companies that are generally comparable to Solar were used

For the AS business, IT outsourcing companies were used

DISCOUNTED CASH FLOW

ANALYSIS

Discounted cash flow analysis estimates the present value of expected future cash flows and a terminal value of each business

ISS/HE/PS and AS businesses analyzed separately

Utilized discount rates to reflect the appropriate risk of the estimated cash flows as compared to market risk

Terminal values based on perpetual growth rates

PRECEDENT TRANSACTION

ANALYSIS

Analysis of recent mergers and acquisitions transactions that have occurred in relevant industries and implied multiples paid for comparable companies

ISS/HE/PS and AS businesses analyzed separately

Limited number of recent directly comparable transactions with publicly available financial metrics

PREMIUMS

PAID ANALYSIS

Premiums paid in transactions in excess $1 billion and $5 billion, respectively, were reviewed

11 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Leading market position in key segments of financial outsourcing and availability services industries

Highly recurring revenue streams Scalable business model Broad portfolio of offerings Technology leadership Diversified customer base Strong cash flow generation

Opportunities and Considerations on Solar

OPPORTUNITIES

CONSIDERATIONS

Slowing long-term organic growth prospects

Limited internal revenue growth during last two years, particularly for AS

Potential for decline in margins due to pricing pressures

Large competitors – IBM

Continued threat from in-house solutions

Dependence of ISS business on trends in financial services sector

Ability to execute accretive acquisitions

12 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Solar Analysis at Various Prices

($ in millions, except per share data)

ANALYSIS AT VARIOUS PRICES

Current 3/18/05

Share Price $24.95 $26.20 $27.45 $28.69 $29.94 $31.19 $32.44 $33.68 $34.93 $36.18

Premium to 03/18/05 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0%

Premium to 4-Week Avg. (2.6%) 2.3% 7.1% 12.0% 16.9% 21.7% 26.6% 31.5% 36.3% 41.2%

Equity Value (d) $7,362 $7,752 $8,145 $8,543 $8,952 $9,360 $9,769 $10,182 $10,596 $11,011

Plus: Net Debt/(Cash) (e) 273 273 273 273 273 273 273 273 273 273

Enterprise Value $7,635 $8,025 $8,418 $8,817 $9,225 $9,633 $10,042 $10,455 $10,870 $11,285

Weighted ComparableCompanies (a) Weighted Precedent

Transactions (b)

20%—30%(c)

1.73x 2.32x

1.74 —

— —

8.9x 9.6x

7.8 —

— —

16.8x —

— —

Revenues Value (f)

2004PF $3,691 2.07x 2.17x 2.28x 2.39x 2.50x 2.61x 2.72x 2.83x 2.95x 3.06x

2005E 3,937 1.94 2.04 2.14 2.24 2.34 2.45 2.55 2.66 2.76 2.87

2006E 4,225 1.81 1.90 1.99 2.09 2.18 2.28 2.38 2.47 2.57 2.67

EBITDA

2004PF $1,088 7.0x 7.4x 7.7x 8.1x 8.5x 8.9x 9.2x 9.6x 10.0x 10.4x

2005E 1,145 6.7 7.0 7.4 7.7 8.1 8.4 8.8 9.1 9.5 9.9

2006E 1,268 6.0 6.3 6.6 7.0 7.3 7.6 7.9 8.2 8.6 8.9

Equity/Net Income

2005E $452 16.3x 17.2x 18.0x 18.9x 19.8x 20.7x 21.6x 22.5x 23.5x 24.4x

2006E 518 14.2 15.0 15.7 16.5 17.3 18.1 18.9 19.7 20.5 21.3

Source: Management forecast and Wall Street research reports.

(a) Median of selected comparable companies for ISS/HE/PS (Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems). Weighted in proportion to relevant Solar financial metric.

(b) Source: SDC. Median of selected US precedent transactions in ISS/HE/PS and AS industries. Weighted in proportion to relevant Solar financial metric. (c) Source: SDC. Includes transactions greater than $1 billion announced from 2004 to date. Excludes merger-of-equals transactions.

(d) Equity value reflects fully diluted outstanding shares using the treasury stock method.

(e) Includes 3.750% Senior Notes due 2009 of $250 million, 4.875% Senior Notes due 2014 of $250 million and other obligations of $17 million. Cash adjusted for pending acquisitions of approximately $430 million. (f) Adjusted for one time/non recurring items.

13 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Comparable Company: Trading Statistics

ISS/HE/PS

2005E EV/EBITDA

20.0x

16.0

12.0

8.0

4.0

0.0

13.8x

EI

S

10.4x

J ack

Henry

9.0x

Bisys

7.9x

Fi s e r v

7.3x

DST

6.7x

Solar

2005E P/E

50.0x

40.0

30.0

20.0

10.0

0.0

21.5x

SEI

20.7x

J ack

Henry

18.1x

Bisys

16.9x

Fi s e r v

16.9x

DST

16.3x

Solar

AS

2005E EV/EBITDA

20.0x

16.0

12.0

8.0

4.0

0.0

Accenture

I BM

Affiliated

Solar

HP

Perot

CSC

EDS

9.0x

9.0x

7.1x

6.7x

6.5x

6.3x

5.1x

3.8x

2005E P/E

50.0x

40.0

30.0

20.0

10.0

0.0

38.1x

EDS

16.3x

Solar

16.2x

Accenture

16.1x

I BM

15.3x

Perot

15.2x

Affiliated

13.9x

CSC

12.6x

HP

Source: Wall Street research reports, public filings and Solar data based on Management forecast.

Note: Solar represents current trading multiples for consolidated company.

14 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Comparable Company: Operating Statistics

ISS/HE/PS

2005E EBITDA MARGIN

50.0%

40.0

30.0

20.0

10.0

0.0

33.7%

SEI

30.5%

DST

29.3%

J ack

Henry

25.1%

Fi s e r v

22.7%

Solar

(a)

20.2%

Bisys

2004A – 2005E EBITDA GROWTH

25.0%

20.0

15.0

10.0

5.0

0.0

19.5%

J ack

Henry

10.8%

Bisys

9.3%

SEI

8.3%

Fi s e r v

6.3%

Solar

(a)

4.9%

DST

AS

2005E EBITDA MARGIN

50.0

40.0

30.0

20.0

10.0

0.0

41.6%

Solar

(b)

20.1%

Affiliated

17.2%

I BM

15.0%

Accenture

13.6%

CSC

12.8%

EDS

11.7%

Perot

9.6%

HP

2004A – 2005E EBITDA GROWTH

35.0%

27.0

19.0

11.0

3.0

(5.0)

23.6%

Perot

15.2%

Affiliated

13.4%

Accenture

8.6%

HP

3.9%

Solar

(b)

2.3%

I BM

1.8%

EDS

(0.7%)

CSC

Source: Wall Street research reports, public filings and Solar data based on Management forecast.

(a) Represents Solar’s ISS/HE/PS operations. 2004 EBITDA is pro forma to include acquisitions. (b) Represents Solar’s AS operations. 2004 EBITDA is pro forma to include acquisitions.

15 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Premiums Paid Analysis

The following analysis summarizes recent premiums paid in transactions larger than $1 billion and $5 billion, respectively

PREMIUMS PAID ANALYSIS

>$1 Billion >$5 Billion

1 Day 1 Week 4 Week 1 Day 1 Week 4 Week

High 69.8% 67.8% 80.2% 33.4% 38.3% 44.0%

Mean 23.8% 26.6% 27.0% 15.3% 23.1% 26.2%

Median 21.3% 24.0% 25.7% 13.0% 25.4% 23.7%

Low (9.5%) (8.0%) (19.6%) 0.0% (1.2%) 5.4%

Source: SDC database, transaction data from 2004 to date.

Note: Analysis includes transactions greater than $1 billion and excludes merger-of-equals transactions.

16 Confidential-Draft

PROJECT SOLAR | I EXECUTIVE SUMMARY

Valuation Summary [a]

SOLAR VALUATION – IMPLIED PRICE PER SHARE


Current: $24.95
$22.54
$28.64
Median: $32.50
Avg.: 31.58
$25.00
$37.00
$24.20
$29.00
$26.70
$34.60
$27.60
$32.70
$29.90
$32.40
$20.00
$30.00
$40.00

	PREMIUM TO CURRENT	IMPLIED 2005E MULTIPLES FOR CONSOLIDATED SOLAR	
		EBITDA	P/E
52-WEEK RANGE (b)	(10%) – 15%	6.0x – 7.7x	14.7x – 18.7x
ANALYST PRICE TARGETS (c)	0% - 48%	6.7x – 10.1x	16.3x – 24.2x
COMPARABLE PUBLIC COMPANIES (d)	(3%) – 16%	6.5x – 7.8x	15.8x – 18.9x
DISCOUNTED CASH FLOW (e)	7% – 39%	7.1x – 9.4x	17.4x – 22.6x
PRECEDENT TRANSACTIONS (f)	11% – 31%	7.4x – 8.8x	18.0x – 21.4x
PREMIUMS PAID ANALYSIS (g)	20% – 30%	8.0x – 8.8x	19.5x – 21.2x

(a) Based on Management forecast
(b) Based on closing prices
(c) Based on selected recent Wall Street reports
(d) Based on selected comparable companies for ISS/HR/PS (Fiserv, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems). Assumes 2005E EBITDA multiples of 7.5x – 9.5x and 5.5x – 7.0x for ISS/HR/PS and AS, respectively
(e) Reflects WACC of 10.0% - 12.0%, perpetual growth rate of 3.5% - 4.5% for ISS/HR/PS, reflects WACC of 10.0% - 12.0%, perpetual growth rate of 2.0% - 3.0% for AS
(f) Source: SDC. Includes selected US precedent transactions in ISS/HR/PS and AS industries
(g) Source: SDC. Includes transactions greater than $1 billion from 2004 to date. Excludes merger-of-equals transactions

17 | LAZARD
Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Valuation Summary – Sum of the Parts (a)

($ in billions except per share data)

PUBLIC VALUATION(b)

DCF(c)

PRECEDENT TRANSACTIONS(d)

ENTERPRISE VALUE

RANGE ($BN)

ISS/HE/PS ENTERPRISE VALUE $4.3 $5.2 $5.6 $7.4 $6.1 $5.0

$0.0 $2.0 $4.0 $6.0 $8.0 $10.0

AS

ENTERPRISE VALUE $3.1 $2.6 $3.4 $3.7 $3.3 $4.0 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0

SOLAR ENTERPRISE VALUE (PRICE PER SHARE)(a) $7.4

($24.20—$29.00) $8.9 $8.2

($26.70—$34.60) $10.8 $8.5

($27.60—$32.70) $10.1 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0

(a) Based on Management forecast.

(b) Based on selected comparable companies for ISS/HE/PS (Bisys, DST Systems, Fiserv, Jack Henry & Associates and SEI Investments) and AS (Accenture, Affiliated Computer Services, Computer Sciences, EDS, HP, IBM and Perot Systems).

(c) Reflects WACC of 10.0%—12.0%, perpetual growth rate of 3.5%—4.5% for ISS/HE/PS; reflects WACC of 10.0%—12.0%, perpetual growth rate of 2.0%—3.0% for AS. (d) Source: SDC. Includes selected US precedent transactions in transaction processing and IT outsourcing industries.

18 Confidential-Draft

PROJECT SOLAR I EXECUTIVE SUMMARY

Hypothetical Future Stock Prices

FUTURE VALUE

ISS/HE/PS 2006E P/E

AS—2006E P/E

$28.80 14.0x 16.0x 18.0x 20.0x

16.0x $26.48 $27.88 $29.25 $30.61

17.0 27.42 28.80 30.16 31.51

18.0 28.35 29.71 31.06 32.41

19.0 29.26 30.61 31.96 33.31

20.0 30.16 31.52 32.87 34.20

PRESENT VALUE

AS—2006E P/E

ISS/HE/PS 2006E P/E

26.46 14.0x 16.0x 18.0x 20.0x

16.0x $24.32 $25.61 $26.87 $28.11

17.0 25.18 26.46 27.70 28.94

18.0 26.04 27.29 28.53 29.77

19.0 26.87 28.12 29.36 30.60

20.0 27.71 28.95 30.19 31.41

Current Solar 2005E P/E: 16.3x

ISS/HE/PS 2005E public market valuation range: 17.0x – 19.0x AS 2005E public market valuation range: 14.0x – 16.0x

Source: EPS estimates based on Management forecast. Future Value as of December 31, 2005 and present value as of March 2005 based on equity discount rate of 12%.

19 Confidential-Draft

PROJECT SOLAR

II Additional Valuation Materials

PROJECT SOLAR

A Comparable Companies Analysis

PROJECT SOLAR A COMPARABLE COMPANIES ANALYSIS

Public Market Valuation

($ in millions except per share figures)

SOLAR SUM-OF-THE-PARTS—PUBLIC MARKET VALUATION

Segment 2005E EBITDA EBITDA Multiple Low High Implied Enterprise Value Low High

ISS/HE/PS $593.4 7.5x 9.5x $4,450.5 $5,637.3

AS 551.2 5.5 7.0 3,031.6 3,858.4

2005E P/E Multiple

EPS Low High

ISS/HE/PS $0.82 17.0x 19.0x $4,173.6 $4,707.6

AS 0.72 14.0 16.0 3,136.1 3,596.8

Low High

Assumed Enterprise Value (a) $7,395.9 $8,900.1

Implied 2005E EBITDA Multiple 6.5x 7.8x

Implied 2005E P/E Multiple 15.8x 18.9x

Less: Net Debt (273.3) (273.3)

Total Equity Value $7,122.6 $8,626.8

Fully Diluted Shares Outstanding 294.6 298.0

Implied Price per Share $24.18 $28.95

Change from Current Price of $24.95 (3.1%)

16.0%

Source: Based on Management forecast, Company filings and Wall Street research reports.

(a) Represents the sum of the low and high enterprise values obtained using the average of EBITDA multiples and EPS multiples.

20 Confidential-Draft

PROJECT SOLAR
A COMPARABLE COMPANIES ANALYSIS

Comparable Companies Analysis – Additional Benchmarking

ISS/HE/PS

2004A-2005E REVENUE GROWTH


20.0 %
15.0
10.0
5.0
0.0
(5.0)
15.6%
14.4%
9.4%
8.8%
7.4%
(2.3%)
Jack Henry
SEI
Bisys
Fiserv
Solar (a)
DST

IBES LONG-TERM EPS GROWTH


25.0 %
20.0
15.0
10.0
5.0
0.0
17.1%
16.9%
15.9%
15.6%
14.0%
13.1%
Solar (a)
Jack Henry
Fiserv
SEI
Bisys
DST

AS

2004A-2005E REVENUE GROWTH


20.0 %
15.0
10.0
5.0
0.0
(5.0)
13.2%
12.2%
10.7%
5.9%
5.3%
5.0%
(1.6%)
(3.2%)
Affiliated
Perot
Accenture
IBM
Solar (b)
HP
EDS
CSC

IBES LONG-TERM EPS GROWTH


25.0 %
20.0
15.0
10.0
5.0
0.0
16.0%
14.1%
13.6%
13.4%
11.2%
10.9%
10.5%
4.3%
Affiliated
Perot
EDS
Accenture
CSC
HP
IBM
Solar (b)

Source: Wall Street research reports, public filings and Solar data based on Management forecast.
(a) Represents Solar's ISS/HE/PS operations. 2004 EBITDA is pro forma to include acquisitions and Solar's EPS growth rate is based on Management five year forecast.
(b) Represents Solar's AS operations. 2004 EBITDA is pro forma to include acquisitions and Solar's EPS growth rate is based on Management five year forecast.

21 | LAZARD
Confidential-Draft

PROJECT SOLAR | A COMPARABLE COMPANIES ANALYSIS

Public Market Comparables – ISS/HE/PS

($ in millions except per share figures)

Company	Stock Price 3/18/2005	Stock Price Change from 52-Wk High	Equity Value	Enterprise Value	EV / Revenues 2004A	EV / Revenues 2005E	EV / EBITDA 2004A	EV / EBITDA 2005E	EV / EBIT 2004A	EV / EBIT 2005E	P/E 2004A	P/E 2005E	IBES LT Growth	2005E PEG	Net Debt/ 2004A EBITDA	Dividend Yield
Bisys Group	$14.82	86.2%	$1,796	$2,153	1.99x	1.82x	9.9x	9.0x	14.1x	12.7x	20.6x	18.1x	14.0%	1.29x	1.65x	0.0%
DST Systems (a)	44.83	85.3%	3,852	3,791	2.19	2.24	7.7	7.3	11.3	11.0	18.4	16.9	13.1%	1.29	0.36	0.0%
Fiserv	37.12	90.5%	7,302	7,245	2.16	1.99	8.6	7.9	11.0	10.0	18.6	16.9	15.9%	1.07	0.11	0.0%
Henry (Jack) & Associates (b)	18.86	85.9%	1,787	1,779	3.52	3.04	12.4	10.4	16.4	13.3	25.5	20.7	16.9%	1.23	NM	1.0%
SEI Investments	37.12	85.5%	3,956	3,696	5.34	4.67	15.1	13.8	17.6	16.3	23.3	21.5	15.6%	1.38	NM	0.5%
Median					**2.19x**	**2.24x**	**9.9x**	**9.0x**	**14.1x**	**12.7x**	**20.6x**	**18.1x**	**15.6%**	**1.29x**	**0.36x**	**0.0%**
Mean					**3.04**	**2.75**	**10.7**	**9.7**	**14.1**	**12.7**	**21.3**	**18.8**	**15.1%**	**1.25**	**0.70**	**0.3%**
High					**5.34**	**4.67**	**15.1**	**13.8**	**17.6**	**16.3**	**25.5**	**21.5**	**16.9%**	**1.38**	**1.65**	**1.0%**
Low					**1.99**	**1.82**	**7.7**	**7.3**	**11.0**	**10.0**	**18.4**	**16.9**	**13.1%**	**1.07**	**0.11**	**0.0%**
Solar (c)	**$24.95**	**87.1%**	**$7,362**	**$7,635**	**2.07x**	**1.94x**	**7.0x**	**6.7x**	**10.8x**	**9.8x**	**NM**	**16.3x**	**11.7%**	**1.39x**	**0.25x**	**0.0%**

Source: Wall Street research and company public filings.

Note: Equity value calculated on a fully diluted basis accounting for all outstanding options and convertible instruments. Unconsolidated affiliates and other investments are subtracted from enterprise value. Free Cash Flow ("FCF") yield is defined as 2004A earnings before interest, taxes, depreciation and amortization less cash spending property, plant, equipment and capitalized software costs divided by equity value.

(a) Does not pro forma for anticipated Equiserve divestiture.
(b) Does not pro forma for Tangent acquisition.
(c) 2004 financials are reported on a pro forma basis. Projections are based on Management forecast. EPS growth rate is based on Management five year forecast.

22 | LAZARD Confidential-Draft

PROJECT SOLAR A COMPARABLE COMPANIES ANALYSIS

Public Market Comparables – AS

($ in millions except per share figures)

Stock Price Enterprise Value as a Multiple of: Net Debt/

Change from Equity Enterprise Revenues EBITDA EBIT P/E IBES 2005E 2004A Dividend

Company 03/18/05 52-Wk High Value Value 2004A 2005E 2004A 2005E 2004A 2005E 2004A 2005E LT Growth PEG EBITDA Yield

Accenture $24.03 (14.5%) $23,554 $21,446 1.50x 1.36x 10.3x 9.0x 11.7x 10.3x 18.6x 16.2x 13.4% 1.21x NM 0.0%

Affiliated Computer Services 49.95 (18.4%) 6,554 6,751 1.63 1.44 8.2 7.1 11.1 9.6 17.7 15.2 16.0% 0.95 0.21x 0.0%

Computer Sciences Corp. 44.66 (23.0%) 8,662 10,292 0.68 0.70 5.1 5.1 10.6 10.2 15.0 13.9 11.2% 1.24 0.84 0.0%

Electronic Data Systems(a) 20.58 (12.0%) 10,652 9,951 0.48 0.49 3.9 3.8 18.3 15.9 68.6 38.1 13.6% 2.81 0.14 1.0%

Perot Systems 13.76 (19.1%) 1,703 1,474 0.83 0.74 7.8 6.3 11.2 8.7 17.6 15.3 14.1% 1.08 NM 0.0%

Median 0.83x 0.74x 7.8x 6.3x 11.2x 10.2x 17.7x 15.3x 13.6% 1.21x 0.14x 0.0%

Mean 1.02 0.95 7.1 6.3 12.6 11.0 27.5 19.8 13.6% 1.46 NM 0.2%

IBM $90.65 (8.5%) $151,162 $158,233 1.64x 1.55x 9.2x 9.0x 12.7x 11.7x 17.9x 16.1x 10.5% 1.54x 0.58x 0.8%

HP(a) 20.22 (14.9%) 59,429 53,109 0.66 0.63 7.1 6.5 10.5 9.3 14.9 12.6 10.9% 1.15 NA 1.6%

Median (tot.) 0.83x 0.74x 7.8x 6.5x 11.2x 10.2x 17.7x 15.3x 13.4% 1.21x 0.17x 0.0%

Mean (tot.) 1.06 0.99 7.4 6.7 12.3 10.8 24.3 18.2 12.8% 1.43 NM 0.5%

Solar(b) $24.95 87.1% $7,362 $7,635 2.07x 1.94x 7.0x 6.7x 10.8x 9.8x NM 16.3x 11.7% 1.39x 0.25x 0.0%

Source:Wall Street research and company public filings.

Note: Equity value calculated on a fully diluted basis accounting for all outstanding options and convertible instruments. Unconsolidated affiliates and other investments are subtracted from enterprise value. Free Cash Flow (“FCF”) yield is defined at 2004A earnings before interest, taxes, depreciation and amortization less cash spending property, plant, equipment and capitalized software costs divided by equity value.

(a) Cash flow statistics are calendarized from public filings.

(b) 2004 financials are reported on a pro forma basis. Projections are based on Management forecast. EPS growth rate is based on Management five year forecast.

23 Confidential-Draft

PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

PROJECT SOLAR

B Discounted Cash Flow Analysis

PROJECT SOLAR | B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow Analysis Summary

($ in millions, except per share figures)

Discount Rate	ISS/HE/PS Enterprise Value at Perpetual Growth Rate 3.5%	4.0%	4.5%		AS Enterprise Value at Perpetual Growth Rate 2.0%	2.5%	3.0%		Total Enterprise Value at Perpetual Growth Rate (3.5% / 2.0%)	(4.0% / 2.5%)	(4.5% / 3.0%)
10.0%	$6,968	$7,446	$8,012	+	$3,146	$3,312	$3,501	=	$10,113	$10,758	$11,513
10.5%	6,468	6,873	7,344	+	2,959	3,103	3,267	=	9,428	9,976	10,611
11.0%	6,036	6,381	6,779	+	2,793	2,920	3,062	=	8,829	9,301	9,841
11.5%	5,657	5,955	6,295	+	2,645	2,757	2,881	=	8,303	8,712	9,176
12.0%	5,324	5,582	5,876	+	2,512	2,611	2,720	=	7,835	8,193	8,596

Discount Rate	Implied Equity Value at Perpetual Growth Rate [(a)]			Implied Price Per Share at Perpetual Growth Rate			Implied Terminal LTM EBITDA Multiple at Perpetual Growth Rate		
10.0%	$9,840	$10,484	$11,239	$32.65	$34.59	$36.86	7.1x	7.7x	8.4x
10.5%	9,154	9,703	10,338	30.56	32.23	34.15	6.6	7.1	7.7
11.0%	8,556	9,027	9,568	28.73	30.17	31.82	6.2	6.6	7.2
11.5%	8,029	8,438	8,903	27.08	28.37	29.79	5.8	6.2	6.7
12.0%	7,562	7,920	8,323	25.59	26.73	28.01	5.5	5.9	6.3

Source: Financial projections based on Management forecast.
Note: Present value calculated as of March 31, 2005
(a) Reflects net debt of $273 million.

24 | LAZARD

Confidential-Draft

PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow – ISS/HE/PS

($ in millions, except per share figures)

DISCOUNTED CASH FLOW ANALYSIS - ISS/HE/PS

FORECASTED CAGR

2005E 2006E 2007E 2008E 2009E 2005E-2009E

Revenues $2,612 $2,838 $3,061 $3,256 $3,463 7.3%

% Growth 8.6% 7.9% 6.4% 6.4%

EBITDA 593 693 785 845 904 11.1%

% Growth 16.7% 13.3% 7.7% 7.0%

% Margin 22.7% 24.4% 25.6% 26.0% 26.1%

EBIT 407 496 595 667 738 16.0%

% Margin 15.6% 17.5% 19.4% 20.5% 21.3%

Less: Unlevered Taxes (184) (219) (255) (281) (306)

Tax-adjusted EBIT $223 $277 $339 $387 $432

Plus: Depreciation & Amortization 186 197 190 178 166

% Revenues 7.1% 6.9% 6.2% 5.5% 4.8%

Less: Capital Expenditures (117) (88) (95) (101) (107)

% Revenues 4.5% 3.1% 3.1% 3.1% 3.1%

Less: (Increase)/Decrease in Working Capital 17 18 16 17 18

% Change of Revenues 8.1% 7.1% 8.6% 8.6%

Free Cash Flow $309 $405 $451 $480 $509 13.3%

% Growth — 30.8% 11.4% 6.6% 5.9%

Discount Rate 2005-2009 PV of FCF

10.0% $1,565

10.5% 1,548

11.0% 1,531

11.5% 1,514

12.0% 1,497

+

Present Value of Terminal Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$5,402 $5,881 $6,446

4,921 5,325 5,796

4,505 4,850 5,249

4,144 4,441 4,781

3,826 4,085 4,379

=

Enterprise Value at

Perpetual Growth Rate

3.5% 4.0% 4.5%

$6,968 $7,446 $8,012

6,468 6,873 7,344

6,036 6,381 6,779

5,657 5,955 6,295

5,324 5,582 5,876

-

Net Debt (b)

$87

87

87

87

87

87

=

Implied Equity Value at Perpetual Growth Rate

3.5% 4.0% 4.5%

$6,880 $7,359 $7,924

6,381 6,785 7,257

5,949 6,294 6,692

5,570 5,868 6,208

5,236 5,495 5,789

Implied Terminal EBITDA Multiple at Perpetual Growth Rate

3.5% 4.0% 4.5%

9.0x 9.8x 10.7x

8.3 9.0 9.8

7.8 8.4 9.1

7.3 7.8 8.4

6.9 7.3 7.8

Source: Financial projections based on Management forecast.

Note: Present value calculated as of March 31, 2005.

(a) Based on management guidance, assumes 50% of Amortization of Intangibles and 10% of Depreciation and Amortization is not deductible for tax purposes and assumes a marginal tax rate of 39%. (b) Assumes debt 50% allocated to ISS/HE/PS. Cash is allocated based on Management forecast.

25 Confidential-Draft

PROJECT SOLAR
B DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow – AS

($ in millions, except per share figures)

DISCOUNTED CASH FLOW ANALYSIS - AS

	FORECASTED					CAGR
	2005E	**2006E**	**2007E**	**2008E**	**2009E**	**2005E-2009E**
Revenues	$1,324	$1,387	$1,454	$1,516	$1,578	*4.5%*
% Growth		*4.7%*	*4.9%*	*4.2%*	*4.1%*	
EBITDA	551	575	597	616	641	*3.9%*
% Growth		*4.4%*	*3.7%*	*3.2%*	*4.1%*	
% Margin	*41.6%*	*41.5%*	*41.1%*	*40.7%*	*40.6%*	
EBIT	370	384	400	409	431	*3.9%*
% Margin	*28.0%*	*27.7%*	*27.5%*	*27.0%*	*27.3%*	
Less: Unlevered Taxes[a]	(164)	(170)	(177)	(180)	(189)	
Tax-adjusted EBIT	**$206**	**$214**	**$223**	**$229**	**$242**	
Plus: Depreciation & Amortization	181	191	197	207	211	
% Revenues	*13.7%*	*13.8%*	*13.6%*	*13.7%*	*13.3%*	
Less: Capital Expenditures	(197)	(208)	(175)	(182)	(189)	
% Revenues	*14.9%*	*15.0%*	*12.0%*	*12.0%*	*12.0%*	
Less: (Increase)/Decrease in Working Capital	(3)	3	5	0	8	
% Change of Revenues		*4.8%*	*7.3%*	*0.5%*	*13.0%*	
Free Cash Flow	**$187**	**$200**	**$251**	**$254**	**$271**	*9.7%*
% Growth	–	*6.9%*	*25.2%*	*1.5%*	*6.7%*	

Discount Rate	2005-2009 PV of FCF		Present Value of Terminal Value at Perpetual Growth Rate: 2.0%	2.5%	3.0%		Enterprise Value at Perpetual Growth Rate: 2.0%	2.5%	3.0%
10.0%	$839		$2,307	$2,473	$2,663		$3,146	$3,312	$3,501
10.5%	829		2,130	2,274	2,438		2,959	3,103	3,267
11.0%	820	+	1,973	2,100	2,242	=	2,793	2,920	3,062
11.5%	811		1,834	1,945	2,070		2,645	2,757	2,881
12.0%	802		1,710	1,808	1,918		2,512	2,611	2,720

Net Debt[b]		Implied Equity Value at Perpetual Growth Rate: 2.0%	2.5%	3.0%	Implied Terminal EBITDA Multiple at Perpetual Growth Rate: 2.0%	2.5%	3.0%
$186		$2,960	$3,125	$3,315	5.4x	5.8x	6.2x
186	=	2,773	2,917	3,081	5.1	5.4	5.8
186		2,607	2,734	2,876	4.8	5.1	5.4
186		2,459	2,570	2,695	4.5	4.8	5.1
186		2,326	2,424	2,534	4.3	4.6	4.8

Source: Financial projections based on Management forecast.
Note: Present value calculated as of March 31, 2006.
(a) Based on management guidance, assumes 50% of Amortization of Intangibles and 10% of Depreciation and Amortization is not deductible for tax purposes and assumes a marginal tax rate of 41%.
(b) Assumes debt 50% allocated to AS. Cash is allocated based on Management forecast.

26 | LAZARD
Confidential-Draft

PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

WAAC Analysis – ISS/HE/PS

($ in millions)

Equity Net Net Debt/ Net Debt/ Levered Unlevered

U.S. Info Services Companies Value Debt Total Cap. Equity Value Beta(a) Beta(b)

Bisys Group Inc $1,796 $357 16.6% 19.9% 1.15 1.03

DST Systems Inc 3,852 176 4.4% 4.6% 0.96 0.93

Fiserv Inc 7,302 89 1.2% 1.2% 0.92 0.91

Henry (Jack) & Associates 1,787 (8) (0.4%) (0.4%) 0.83 0.84

SEI Investments Co 3,956 (223) (6.0%) (5.6%) 1.28 1.32

Solar 7,362 273 3.6% 3.7% 1.04 1.01

Median 2.4% 2.5% 1.00 0.97

Assumptions

Marginal Tax Rate 39.0%

Risk Free Rate of Return (c) 4.51%

Equity Risk / Market Premium (d) 7.20%

Debt/ Cap. Debt/ Equity Unlevered Beta Levering Factor (e) Levered Beta Cost of Equity (f)

0.0% 0.0% 0.974 1.000 0.974 11.5%

10.0% 11.1% 0.974 1.068 1.040 12.0%

20.0% 25.0% 0.974 1.153 1.123 12.6%

30.0% 42.9% 0.974 1.261 1.229 13.4%

40.0% 66.7% 0.974 1.407 1.370 14.4%

50.0% 100.0% 0.974 1.610 1.568 15.8%

Pre-Tax/After-Tax Cost of Debt

4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 2.44% 2.75% 3.05% 3.36% 3.66% 3.97% 4.27%

Weighted Average Cost of Capital (g)

11.5% 11.5% 11.5% 11.5% 11.5% 11.5% 11.5%

11.0% 11.1% 11.1% 11.1% 11.2% 11.2% 11.2%

10.6% 10.6% 10.7% 10.7% 10.8% 10.9% 10.9%

10.1% 10.2% 10.3% 10.4% 10.4% 10.5% 10.6%

9.6% 9.7% 9.8% 10.0% 10.1% 10.2% 10.3%

9.1% 9.3% 9.4% 9.6% 9.7% 9.9% 10.0%

(a) Barra predicted beta as of 03/18/05.

(b) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (c) Risk Free Rate is 30-Year Treasury Bond Yield as of 03/18/05.

(d) Represents the long-horizon expected equity risk premium based on differences of historical arithmetic mean returns on the S&P 500 from 1926-2003 (Ibbotson Associates’ 2004 Yearbook). (e) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)]. (f) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium). (g) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.).

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PROJECT SOLAR B DISCOUNTED CASH FLOW ANALYSIS

WAAC Analysis – AS

($ in millions)

Equity Net Net Debt/ Net Debt/ Levered Unlevered

U.S. Availability Companies Value Debt Total Cap. Equity Value Beta(a) Beta(b)

Accenture 23,554 ($2,825) (13.6%) (12.0%) 1.06 1.14

Affiliated Computer Services 6,554 224 3.3% 3.4% 1.10 1.08

Computer Sciences Corp. 8,662 1,630 15.8% 18.8% 1.19 1.07

Electronic Data Systems 10,652 (146) (1.4%) (1.4%) 1.14 1.15

HP 59,429 (5,840) (10.9%) (9.8%) 1.27 1.35

IBM 151,162 12,539 7.7% 8.3% 0.98 0.94

Perot Systems 1,703 (229) (15.6%) (13.5%) 1.18 1.28

Solar 7,362 273 3.6% 3.7% 1.04 1.01

Median 1.0% 1.0% 1.12 1.11

Assumptions

Marginal Tax Rate 41.0%

Risk Free Rate of Return (c) 4.51%

Equity Risk /Market Premium (d) 7.20%

Debt/ Debt/ Unlevered Levering Levered Cost of

Cap. Equity Beta Factor (e) Beta Equity (f)

0.0% 0.0% 1.108 1.000 1.108 12.5%

10.0% 11.1% 1.108 1.066 1.181 13.0%

20.0% 25.0% 1.108 1.148 1.272 13.7%

30.0% 42.9% 1.108 1.253 1.389 14.5%

40.0% 66.7% 1.108 1.393 1.544 15.6%

50.0% 100.0% 1.108 1.590 1.762 17.2%

Pre-Tax/After-Tax Cost of Debt

4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00%

2.36% 2.66% 2.95% 3.25% 3.54% 3.84% 4.13%

Weighted Average Cost of Capital (g)

12.5% 12.5% 12.5% 12.5% 12.5% 12.5% 12.5%

11.9% 12.0% 12.0% 12.0% 12.1% 12.1% 12.1%

11.4% 11.5% 11.5% 11.6% 11.6% 11.7% 11.8%

10.9% 11.0% 11.0% 11.1% 11.2% 11.3% 11.4%

10.3% 10.4% 10.6% 10.7% 10.8% 10.9% 11.0%

9.8% 9.9% 10.1% 10.2% 10.4% 10.5% 10.7%

(a) Barra predicted beta as of 03/18/05.

(b) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (c) Risk Free Rate is 30-Year Treasury Bond Yield as of 03/18/05.

(d) Represents the long-horizon expected equity risk premium based on differences of historical arithmetic mean returns on the S&P 500 from 1926-2003 (Ibbotson Associates’ 2004 Yearbook). (e) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)]. (f) Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium). (g) Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.).

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PROJECT SOLAR

C Precedent Transactions Analysis

PROJECT SOLAR C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Valuation

($ in millions except per share figures)

SOLAR SUM-OF-THE-PARTS—PRIVATE MARKET VALUATION

LTM EBITDA Multiple Implied Enterprise Value

Segment EBITDA Low High Low High

ISS/HE/PS $558.1 9.0x 11.0x $5,022.9 $6,139.1

AS 530.3 6.5 7.5 3,447.0 3,977.3

Low High

Assumed Enterprise Value $8,469.9 $10,116.4

Implied LTM EBITDA Multiple 7.8x 9.3x

Implied 2005E EBITDA Multiple 7.4x 8.8x

Less: Net Debt (273.3) (273.3)

Total Equity Value $8,196.6 $9,843.1

Fully Diluted Shares Outstanding 296.9 301.4

Implied Price per Share $27.61 $32.66

Change from Current Price of $24.95 10.7% 30.9%

Source: Based on Management forecast, Company filings and Wall Street research reports.

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PROJECT SOLAR
C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Transaction Comparables – ISS/HE/PS

($ in millions)

PRECEDENT TRANSACTION COMPARABLES

Date Announced	Acquiror Name	Target Name	Enterprise Value	Enterprise Value LTM Sales	Enterprise Value LTM EBITDA	P/E CFY
07/13/04	Bank of America	National Processing	$1,138	2.21x	9.9x	24.9x
04/08/04	Thomson	TradeWeb Group	510	5.10	11.6	-
12/09/03	SunGard Data Systems	Systems & Computer Tech.	500	1.86	10.9	29.5
04/02/03	First Data	Concord EFS	5,789	2.80	9.8	19.4
02/05/03	SunGard Data Systems	HTE	98	1.41	6.8	-
09/18/02	Paychex	Advantage Payroll Svcs.	315	4.75	27.3	-
05/04/01	US Bancorp	NOVA Corporation	2,313	1.46	12.5	22.5
10/09/00	Concord EFS	Star Systems	808	4.40	15.1	-
05/03/99	Ceridian	ABR	702	6.60	18.8	34.9
03/23/99	First Data	Paymentech	940	4.20	13.5	37.0
12/03/98	ADP	Vincam Group	276	0.20	17.1	23.6
11/23/98	Concord EFS	Electronic Payment Svcs.	1,062	4.70	12.9	-
10/22/98	BankAmerica	BA Merchant Services	913	5.10	12.1	23.6
06/17/98	NOVA	PMT Services	1,247	3.20	22.9	41.2
04/20/98	Associates First Capital	SPS Transaction Services	830	2.50	-	20.0

Period	Statistic	LTM Sales	LTM EBITDA	P/E CFY
2003-YTD	Mean	2.68x	9.8x	24.6x
	Median	2.21	9.9	24.9
	High	5.10	11.6	29.5
	Low	1.41	6.8	19.4
1998-YTD	Mean	3.37x	14.4x	27.7x
	Median	3.20	12.7	24.2
	High	6.60	27.3	41.2
	Low	0.20	6.8	19.4

Source: SDC database, news run and public filings. Precedent transactions data from 1998 to YTD.
Note: Based on precedent transactions approximately greater than $100 mm.

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PROJECT SOLAR C PRECEDENT TRANSACTIONS ANALYSIS

Private Market Transaction Comparables – AS

($ in millions)

PRECEDENT TRANSACTION COMPARABLES

Date Enterprise Enterprise Value P/E

Announced Acquiror Name Target Name Value LTM Sales LTM EBITDA CFY

12/16/04 Serco Group ITNET $465 1.19x 10.8x 21.6x

11/01/04 Getronics NV PinkRoccade NV 436 0.48 6.2 - (a)

08/09/04 Hewlett Packard Synstar 279 0.73 6.7 28.6

04/26/02 SunGard Data Guardian iT 243 1.48 5.4 11.9

10/12/01 SunGard Data Comdisco Disaster 825 1.72 - -

Mean 1.12x 7.3x 20.7x

Median 1.19 6.4 21.6

High 1.72 10.8 28.6

Low 0.48 5.4 11.9

Source: SDC database, news run and public filings. Precedent transactions data from 2001 to YTD.

(a) Based on a forward earnings per share, PinkRoccade P/E would be approximately 19x.

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PROJECT SOLAR | C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
3/17/2005	Investor Group	Toys "R" Us	$6,060	17.0%	21.7%	23.2%
3/14/2005	IBM	Ascential Software	1,087	17.8%	17.0%	16.8%
3/7/2005	BAE Systems North America	United Defense Industries	4,200	28.7%	37.1%	46.6%
3/6/2005	Capital One Financial	Hibernia	5,274	24.2%	27.6%	23.7%
2/28/2005	Federated Department Stores	May Department Stores	16,501	13.0%	27.8%	23.5%
2/28/2005	Yellow Roadway	USF	1,611	62.6%	63.4%	61.4%
2/23/2005	Medco Health Solutions	Accredo Health	2,192	43.3%	44.6%	45.3%
2/15/2005	Highfields Capital Management	Circuit City Stores	3,119	19.5%	18.4%	19.6%
2/14/2005	Verizon Communications	MCI	9,165	0.0%	(1.2%)	7.9%
1/31/2005	SBC Communications	AT&T	14,733	0.6%	7.1%	5.4%
1/31/2005	Lee Enterprises	Pulitzer	1,433	1.8%	(1.5%)	(0.9%)
1/28/2005	Procter & Gamble	Gillette	55,007	17.6%	22.4%	20.5%
1/26/2005	Cimarex Energy	Magnum Hunter Resources	2,211	27.2%	29.0%	30.6%
1/25/2005	Investor Group	Beverly Enterprises	1,357	22.6%	25.0%	25.8%
1/18/2005	Liberty Media	UnitedGlobalCom	3,576	(0.6%)	3.5%	0.2%
1/10/2005	ALLTEL	Western Wireless	5,825	7.5%	27.6%	39.6%
12/20/2004	Exelon	Public Service Enterprise Group	12,294	8.5%	18.8%	17.4%
12/16/2004	Noble Energy	Patina Oil & Gas	2,941	15.9%	18.4%	19.9%
12/16/2004	Symantec	Veritas Software	13,520	9.5%	23.5%	35.8%
12/15/2004	Johnson & Johnson	Guidant	25,856	10.6%	17.2%	15.0%
12/5/2004	Investor Group	Sola International	1,208	26.6%	33.9%	42.5%
11/24/2004	GE Infrastructure	Ionics	1,272	47.9%	43.0%	52.5%
11/19/2004	Movie Gallery	Hollywood Entertainment	1,221	13.4%	13.3%	36.6%
11/18/2004	Carl Icahn	Mylan Laboratories	4,990	16.3%	14.7%	17.7%
11/17/2004	KMart Holding	Sears Roebuck	10,901	12.0%	16.5%	37.1%
11/9/2004	Advanced Medical Optics	VISX	1,478	56.8%	60.0%	29.2%
11/3/2004	Penn National Gaming	Argosy Gaming	2,213	16.4%	11.1%	17.8%
11/1/2004	Valero	Kaneb Pipe Line Partners	1,742	21.2%	17.6%	19.0%

Source: SDC database; transaction data from 2004 to YTD.
Note: Analysis includes transactions greater than $1 billion and excludes mergers of equals transactions.

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PROJECT SOLAR

C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis (cont'd)

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
10/25/2004	Ispat International	International Steel	$3,796	22.7%	22.9%	17.0%
10/20/2004	Blackstone Real Estate	Boca Resorts	1,031	27.9%	30.7%	31.1%
10/19/2004	Constellation Brands	Robert Mondavi	1,029	49.9%	52.3%	50.9%
10/18/2004	EGL Holding	Select Medical	1,994	26.6%	27.8%	39.3%
10/14/2004	Coventry Health Care	First Health	1,745	24.3%	20.1%	13.3%
10/4/2004	Camden Property Trust	Summit Properties	1,011	14.0%	19.8%	16.1%
9/29/2004	Cendant	Orbitz	1,260	34.5%	33.8%	48.4%
8/27/2004	Riley Property Holdings	LNR Property	2,273	6.7%	10.7%	16.8%
8/26/2004	Toronto-Dominion Bank	Banknorth	3,813	27.0%	27.3%	26.0%
8/20/2004	General Growth Properties	Rouse	12,589	33.4%	38.3%	41.2%
8/16/2004	LifePoint Hospitals	Province Healthcare	1,185	66.5%	62.3%	32.1%
8/2/2004	Fifth Third Bancorp	First National Bankshares	1,635	40.5%	47.5%	35.3%
7/27/2004	Cooper Companies	Ocular Sciences	1,178	18.5%	14.9%	17.7%
7/22/2004	Marquee Holdings	AMC Entertainment	1,892	13.6%	35.9%	23.3%
7/21/2004	Investor Group	Texas Genco	2,931	28.4%	42.2%	39.2%
7/13/2004	Bank of America	National Processing	1,424	(9.5%)	(8.0%)	(8.8%)
7/1/2004	Charles River Labs	Inveresk Research	1,522	25.2%	24.0%	30.0%
6/29/2004	National Senior Care	Mariner Health Care	1,013	49.3%	66.4%	80.2%
6/21/2004	Simon Property Group	Chelsea Property	4,861	13.9%	19.9%	27.4%
6/21/2004	Wachovia	SouthTrust	14,156	20.2%	25.5%	30.1%
6/4/2004	MGM Mirage	Mandalay Resort	7,811	30.0%	29.4%	34.9%
5/24/2004	Omnicare	NeighborCare	1,318	69.8%	67.8%	24.5%
5/20/2004	Tellabs	Advanced Fibre Communications	1,482	(1.0%)	0.2%	(19.6%)
5/19/2004	Cardinal Health	ALARIS Medical Systems	1,744	18.4%	11.6%	17.8%
5/18/2004	Marsh & McLennan	Kroll	1,899	32.4%	32.9%	34.6%
5/9/2004	SunTrust Banks	National Commerce Financial	7,025	5.2%	25.8%	20.8%
5/4/2004	Citizens Financial	Charter One Financial	10,530	24.7%	31.5%	25.7%
4/26/2004	UnitedHealth Group	Oxford Health Plans	4,961	14.2%	10.0%	22.4%

Source: SDC database; transactions data from 2004 to YTD

Note: Analysis includes transactions greater than $1 billion and excludes merger of equals transactions

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C PRECEDENT TRANSACTIONS ANALYSIS

Premiums Paid Analysis (cont'd)

($ in millions)

Date Announced	Acquiror	Target	Transaction Value	% Premium (Prior to Ann. Date) 1 day	1 week	4 weeks
4/20/2004	Investor Group	PanAmSat	$4,282	5.0%	1.4%	14.7%
4/15/2004	EnCana	Tom Brown	2,338	23.8%	23.1%	33.7%
4/7/2004	Kerr-McGee	Westport Resources	2,593	10.7%	10.9%	13.4%
3/29/2004	Lyondell Chemical	Millennium Chemicals	2,546	30.7%	39.6%	18.2%
3/29/2004	Amgen	Tularik	1,457	47.1%	43.6%	33.0%
3/22/2004	Welsh Carson Anderson & Stowe	US Oncology	1,139	18.5%	20.3%	17.3%
3/17/2004	Fisher Scientific	Apogent Technologies	2,720	5.5%	4.7%	1.7%
3/15/2004	BancWest	Community First Bankshares	1,213	12.6%	11.9%	17.5%
3/15/2004	GE Infrastructure	InVision Technologies	1,150	21.3%	23.3%	31.3%
3/5/2004	Blackstone	Extended Stay America	2,066	24.6%	26.3%	27.4%
2/26/2004	Genzyme	ILEX Oncology	1,050	25.0%	17.6%	14.2%
2/17/2004	Cingular Wireless	AT&T Wireless Services	41,005	27.0%	33.0%	44.0%
2/17/2004	National City	Provident Financial	2,088	15.3%	16.8%	21.1%
2/10/2004	ST Assembly Test Services	ChipPAC	1,459	46.9%	58.6%	32.0%
2/6/2004	Juniper Networks	NetScreen Technologies	4,173	59.0%	58.4%	52.2%
1/27/2004	Cargill Crop Nutrition	IMC Global	1,746	44.9%	33.9%	48.8%
1/13/2004	Abbott Laboratories	TheraSense	1,243	33.0%	35.5%	50.0%

		1 day	1 week	4 weeks
Transactions Greater than $1 billion	Mean	**23.8%**	**26.6%**	**27.0%**
	Median	**21.3%**	**24.0%**	**25.7%**
	High	**69.8%**	**67.8%**	**80.2%**
	Low	**(9.5%)**	**(8.0%)**	**(19.6%)**
Transactions Greater than $5 billion	Mean	**15.3%**	**23.1%**	**26.2%**
	Median	**13.0%**	**25.4%**	**23.7%**
	High	**33.4%**	**38.3%**	**44.0%**
	Low	**0.0%**	**(1.2%)**	**5.4%**

Source: SDC database; transaction data from 2004 to YTD.
Note: Analysis includes transactions greater than $1 billion and excludes merger of equals transactions.

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PROJECT SOLAR

Appendix

PROJECT SOLAR APPENDIX

Shareholder Overview

OWNERSHIP SHARES (THOUSANDS) ( a ) % OWNERSHIP

Till M Guldimann 759 0.3%

Cristóbal Conde 463 0.2%

Other Insiders 1,690 0.6%

Total Insiders 2,913 1.0%

Barclays Global Investors 30,762 10.7%

Ariel Capital Management 15,947 5.5%

State Street Global Advisors 8,750 3.0%

Smith Barney Asset Management 8,272 2.9%

Van Kampen Asset Management 6,898 2.4%

Vanguard Group 6,459 2.2%

TCW Asset Management 5,447 1.9%

Fidelity Management & Research 4,606 1.6%

Pioneer Global Asset Management 3,596 1.2%

Harris Associates 3,578 1.2%

Top 10 Institutions 94,315 32.7%

Other Institutions 147,700 51.2%

Total Institutions 242,015 83.9%

Other/Retail 43,663 15.1%

Total 288,590 100.0%

Source: FactSet.

Note: Ownership percentages calculated based on 288,590,292 basic shares outstanding as of March 18, 2005. (a) Represents shares beneficially owned.

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